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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT
                              AS OF MARCH 30, 2000


FULL NAME OF SUBSIDIARY                         PLACE OF INCORPORATION
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LASON SERVICES, INC                             DELAWARE, USA

LASON SYSTEMS, INC.                             DELAWARE, USA

LASON INTERNATIONAL, INC.                       DELAWARE, USA

LASON U.K.,  LTD                                UNITED KINGDOM

LASON CANADA COMPANY                            NOVA SCOTIA, CANADA

LASON DE MEXICO S. DE R.L. DE C.V.              MEXICO

DATALOGIC (GRENADA) LTD.                        GRENADA

OFFSHORE KEYBOARDING CORP.                      BARBADOS

PROMOTORA DE TECHNOLOGIA, S.A. DE C.V.          MEXICO

IMAGENES DIGITALES, S.A. DE C.V.                MEXICO

VETRI SOFTWARE INDIA LIMITED                    INDIA

LASON SYSTEMS PMC, INC.                         DELAWARE, USA

LASON LTD.                                      UNITED KINGDOM

APPLIED MICRO TECHNOLOGY, INC.                  VIRGINIA, USA

MEMEX, INC.                                     VIRGINIA, USA

MR DATA MANAGEMENT, INC.                        DELAWARE, USA

MR TECHNOLOGIES, INC.                           GEORGIA, USA

ELECTRONIC GRAPHIC IMAGE SYSTEMS, INC.          GEORGIA, USA

FORT KNOX SAFE DEPOSIT, INC.                    GEORGIA, USA

FORT KNOX ESCROW SERVICES, INC.                 GEORGIA, USA

LASON INFORMATION MANAGEMENT LIMITED            UNITED KINGDOM

M-R MICRONITE SYSTEMS, LTD.                     UNITED KINGDOM

M-R DPTS LIMITED                                UNITED KINGDOM

M-R DIGITAL CAPTURE SERVICES LIMITED            UNITED KINGDOM

M-R GROUP SYSTEMS, LTD.                         UNITED KINGDOM